UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2010

SSGI, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

333-160700	91-1930691
(Commission File Number)	(IRS Employer Identification No.)

8120 Belvedere Road, Suite 4, West Palm Beach, Florida 33411
(Address of principal executive offices, including zip code)

(561) 333-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On May 13, 2010, the registrant, SSGI, Inc. (the “Company”), acquired all of the outstanding shares of capital stock of B&M Construction Co., Inc., a Florida corporation (“B&M”), from Bobby L. Moore, Jr. (the “Majority B&M Shareholder”), Phillip A. Lee, William H. Denmark and Evan D. Finch (Messrs. Lee, Denmark and Finch are collectively referred to as the “Minority B&M Shareholders”).  B&M is a construction company operating in the Southeastern United States that specializes in the design, construction and maintenance of retail petroleum facilities.

The consideration paid by the Company to the Majority B&M Shareholder consisted of (a) $1,000,000 in cash, payable $300,000 at closing, $250,000 within 30 days of the closing date, $250,000 within 60 days of the closing date, and $200,000 within 90 days of the closing date, plus (b) $1,173,473 represented by a Promissory Note bearing interest at 4% per annum and payable in forty-eight (48) equal monthly installments, commencing on the 30th day following the closing date, plus (c) 4,124,622 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The consideration paid by the Company to the Minority B&M Shareholders consisted of (in the aggregate) (a) 2,000,000 shares of Common Stock, and (b) warrants to purchase 250,000 shares of Common Stock exercisable for five years at an exercise price of $0.75 per share.  In addition, at the closing of the acquisition, the Minority B&M Shareholders became employees of Surge Solutions Group, Inc., the wholly-owned operating subsidiary of the Company (“Surge”).

Item 3.02. Unregistered Sales of Equity Securities.

On May 13, 2010, the Company sold for cash 2,900,000 shares of Common Stock for an aggregate offering price of $290,000.  There were no underwriting discounts or commissions.  The securities were sold in a private placement only to accredited investors in reliance on an exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

In addition, and as disclosed under Item 2.01 above, on May 13, 2010, the Company issued a total of 6,124,622 shares of Common Stock and warrants to purchase 250,000 shares of Common Stock, in partial consideration for all of the outstanding shares of capital stock of B&M.  The warrants are exercisable for five years at an exercise price of $0.75 per share. The securities were issued in a private placement only to accredited investors in reliance on an exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of B&M required to be filed under Item 9.01(a) of this report are not included in this report, and will be filed by amendment within 71 calendar days after the date that this report is required to be filed.

(b) Pro forma financial information.

Any pro forma financial information required to be filed under Item 9.01(b) of this report is not included in this report, and will be filed by amendment within 71 calendar days after the date that this report is required to be filed.

(d) Exhibits:

10.17	Stock Purchase Agreement among the Company, B&M and Bobby L. Moore, Jr., dated May 13, 2010

10.18	Promissory Note, dated May 13, 2010, executed by the Company and made payable to Bobby L. Moore, Jr.

10.19	Pledge Agreement between the Company and Bobby L. Moore, Jr., dated May 13, 2010

10.20	Consulting Agreement between the Company and Bobby L. Moore, Jr., dated May 13, 2010

10.21	Non-Competition and Non-Solicitation Agreement among the Company, B&M and Bobby L. Moore, Jr., dated May 13, 2010

10.22	Registration Rights Agreement between the Company and Bobby L. Moore, Jr., dated May 13, 2010

10.23	Indemnification Agreement among the Company, B&M and Bobby L. Moore, Jr., dated May 13, 2010

10.24	Stock Purchase Agreement among the Company, Phillip A. Lee, William H. Denmark and Evan D. Finch, dated May 13, 2010

10.25	Form of Warrant for the Purchase of Shares of Common Stock issued by the Company to each of Phillip A. Lee, William H. Denmark and Evan D. Finch, dated May 13, 2010

10.26	Form of Employment Agreement between Surge and each of Phillip A. Lee, William H. Denmark and Evan D. Finch, dated May 13, 2010

99.1	Press release issued by the Company on May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 18, 2010	SSGI, INC.
(Registrant)

/s/ Larry M. Glasscock
Larry M. Glasscock
Chief Executive Officer and President
(Principal Executive Officer)